UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 19, 2021

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd,
Suite 370
Annapolis, MD 21401
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (410) 571-9860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry Into a Material Definitive Agreement

On April 19, 2021, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) through its indirect subsidiaries as borrowers entered into a new $400 million, 364-day unsecured revolving credit facility pursuant to a revolving credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”) as administrative agent, sole bookrunner, sole lead arranger and sustainability structuring agent, Bank of America, N.A., Barclays Bank PLC, Credit Suisse AG, New York Branch, KeyBank National Association, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, Sumitomo Mitsui Banking Corporation and Wells Fargo Bank, National Association, as documentation agents and the lenders as defined in the Credit Agreement. The obligations of the borrowers under the Credit Agreement are guaranteed by the Company and certain of its subsidiaries. The Credit Agreement replaces the Company’s existing $50 million unsecured credit facility entered into in February 2021.

The Credit Agreement has a commitment fee based on the Company’s current credit rating and bears interest at a rate of the LIBOR or prime rate plus applicable margins based on the Company’s current credit rating, which may be adjusted downward up to 0.05% to the extent our Portfolio achieves certain targeted levels of carbon emissions reductions. As of the date of the Credit Agreement, the applicable margins are 2.25% for LIBOR-based loans and 1.25% for prime rate-based loans.

The Credit Agreement contains terms, conditions, covenants, and representations and warranties that are customary and typical for a transaction of this nature, including various affirmative and negative covenants, and limitations on the incurrence of liens and indebtedness, investments, fundamental organizational changes, dispositions, changes in the nature of business, transactions with affiliates, use of proceeds, stock repurchases, and dividends the Company declares. The Credit Agreement also includes customary events of default and remedies. At the Company’s option, upon scheduled maturity of the facility, the Company has the ability to convert amounts borrowed into term loans for a fee equal to 2.25% of the term loans.

A copy of the Credit Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the descriptions of the material terms of the Credit Agreement in this Item 1.01 are qualified in their entirety by reference to such Exhibit, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Credit Agreement, dated as of April 19, 2021, by and among the Company, certain subsidiaries of the Company, JPMorgan Chase Bank, N.A. as administrative agent, sole bookrunner, sole lead arranger and sustainability structuring agent, Bank of America, N.A., Barclays Bank PLC, Credit Suisse AG, New York Branch, KeyBank National Association, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, Sumitomo Mitsui Banking Corporation and Wells Fargo Bank, National Association, as documentation agents, and each lender from time to time party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Dated: April 20, 2021	By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and Chief Legal Counsel